Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SETTLEMENT LINE CREDIT AGREEMENT

THIS AMENDMENT TO SETTLEMENT LINE CREDIT AGREEMENT (this “Amendment”), dated as of September 26, 2025 and effective as of September 29, 2025 (the “Amendment No. 1 Effective Date”), is entered into between SHIFT4 PAYMENTS, LLC, a Delaware limited liability company (the “Borrower”), and CITIZENS BANK, N.A. (the “Lender”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

WHEREAS, the Borrower and the Lender entered into that certain Settlement Line Credit Agreement, dated as of September 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 1 Effective Date, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended pursuant to this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lender amend the Existing Credit Agreement to (i) extend the maturity date, (ii) increase the facility size and (iii) make certain other amendments thereto, in each case, on the terms and conditions set forth herein;

WHEREAS, the Borrower and the Lender have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2, effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement (but excluding the schedules and exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

2. Conditions Precedent. The effectiveness of this Amendment on the Amendment No. 1 Effective Date shall be subject to the receipt by the Lender of the following on or prior to the Amendment No. 1 Effective Date:

(a) counterparts of this Amendment, executed and delivered by the Borrower and the Lender;

(b) a certificate of the Borrower, dated as of the date hereof and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (i) certify that (A) the certificate of formation of the Borrower has not been amended or otherwise modified since such certificate of formation was delivered to the Lender on the Closing Date (or in the case that any such amendments or other modifications have been made since the Closing Date, certify that attached thereto is a true and complete copy of the certificate of formation of the Borrower, certified by the Secretary of the State of the State of Delaware, and that such certificate of formation has not been amended (except as attached thereto) since the date reflected thereon), (B) the limited liability company agreement of the Borrower has not been amended or otherwise modified since such agreement was delivered to the Lender on the Closing Date and remains in full force and effect as of the date hereof (or in the case that any such amendments or other modifications have been made since the Closing Date, certify that attached thereto is a true and correct copy of the limited liability company agreement of the Borrower, together with all amendments thereto as of the date hereof and that such agreement is in full force and effect) and (C) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of the Borrower’s board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of this Amendment and the other documents and instruments executed and delivered in connection therewith to which the Borrower is a party, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (ii) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of the Borrower who are authorized to sign this Amendment and the other documents and instruments executed and delivered in connection therewith to which the Borrower is a party on the date hereof; and

(c) a good standing (or equivalent) certificate for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment, the other documents and instruments executed and delivered in connection therewith to which the Borrower is a party and the Credit Agreement (i) are within the Borrower’s corporate or other organizational power and has been duly authorized by all necessary corporate or other organizational action of the Borrower, (ii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) in connection with the Perfection Requirements and (C) such consents, approvals, registrations, filings or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (D) will not violate any (x) of Borrower’s Organizational Documents or (y) Requirement of Law applicable to Borrower which violation, in the case of this clause (D)(y), could reasonably be expected to have a Material Adverse Effect and (iii) will not violate or result in a default under any material Contractual Obligation to which Borrower is a party which violation, in the case of this clause (iii), could reasonably be expected to result in a Material Adverse Effect.

(b) This Amendment and the other documents and instruments executed and delivered in connection therewith to which the Borrower is a party have been duly executed and delivered by the Borrower; and

(c) This Amendment, the other documents and instruments executed and delivered in connection therewith to which the Borrower is a party and the Credit Agreement are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to the Legal Reservations.

4. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment to or modification of any other provisions of the Existing Credit Agreement or any other Draw Document or any right, power or remedy of the Lender, nor shall this Amendment constitute a waiver of any provision of the Existing Credit Agreement, any other Draw Document, or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Draw Document in similar or different circumstances.

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(b) From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Draw Document shall be deemed a reference to the Existing Credit Agreement as amended by this Amendment.

(c) The Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Draw Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Draw Documents.

(d) This Amendment shall constitute a “Draw Document” for all purposes of the Credit Agreement and the other Draw Documents.

(e) This Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 9.02 of the Credit Agreement. To the extent permitted by applicable Requirements of Law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5. Miscellaneous Provisions.

(a) The Borrower hereby confirms that the provisions set forth in Section 9.03 of the Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.

(b) This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c) This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed, original counterpart of this Amendment.

(d) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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(e) The provisions of Sections 9.01(e), 9.10(b), 9.10(c), 9.10(d), and 9.11 of the Credit Agreement are incorporated herein by reference and shall apply, mutatis mutandis, to this Amendment.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

SHIFT4 PAYMENTS, LLC

By:	/s/ Taylor Lauber
Name: Taylor Lauber
Title: Chief Executive Officer

[Signature Page to Amendment No. 1]

CITIZENS BANK, N.A.,
as the Lender

By:	/s/ Bryan L. Bains
Name: Bryan L. Bains
Title: Senior VP

[Signature Page to Amendment No. 1]

Exhibit A

[see attached]

SETTLEMENT LINE CREDIT AGREEMENT

among

SHIFT4 PAYMENTS, LLC,

as the Borrower,

and

CITIZENS BANK, N.A.,

as the Lender

Dated as of September 30, 2024,

as amended by

Amendment No. 1 to Settlement Line Credit Agreement, dated as of September 26, 2025 and effective as of September 29, 2025

TABLE OF CONTENTS

Page
Section 1.01	Defined Terms	1
Section 1.02	Classification of Draws and Borrowings	26
Section 1.03	Terms Generally	~~25~~26
Section 1.04	Accounting Terms; GAAP	27
Section 1.05	Effectuation of Closing Date Transactions	28
Section 1.06	Timing of Payment of Performance	~~27~~28
Section 1.07	Times of Day	~~27~~28
Section 1.08	[Reserved]	~~27~~28
Section 1.09	[Reserved]	~~27~~28
Section 1.10	Certain Calculations	~~27~~28
Section 1.11	Rates	~~27~~28
Section 1.12	[Reserved]	29
Section 1.13	Divisions	~~28~~29

ARTICLE II. THE CREDITS		~~28~~29

Section 2.01	[Reserved]	~~28~~29
Section 2.02	Draws	~~28~~29
Section 2.03	[Reserved]	~~29~~30
Section 2.04	[Reserved]	~~29~~30
Section 2.05	[Reserved]	30
Section 2.06	[Reserved]	~~29~~30
Section 2.07	[Reserved]	30
Section 2.08	Type	~~29~~30
Section 2.09	Termination and Reduction of Available Amount	31
Section 2.10	Repayment of Draws; Evidence of Debt	~~30~~31
Section 2.11	Prepayment of Draws	~~31~~32
Section 2.12	Fees	~~32~~33
Section 2.13	Interest	~~32~~33
Section 2.14	Alternate Rate of Interest	~~33~~34
Section 2.15	Increased Costs	~~35~~36
Section 2.16	[Reserved]	~~36~~37
Section 2.17	Taxes	~~36~~37
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Payments	~~39~~41
Section 2.19	Mitigation Obligations	~~40~~41
Section 2.20	Illegality	~~40~~42
Section 2.21	Notice of Renewal Intention	~~41~~42

ARTICLE III. REPRESENTATIONS AND WARRANTIES		~~41~~42

Section 3.01	Organization; Powers	~~41~~42
Section 3.02	Authorization; Enforceability	43
Section 3.03	Governmental Approvals; No Conflicts	~~42~~43

i

Section 3.04	Financial Condition; No Material Adverse Effect	~~42~~43
Section 3.05	Subsidiary Guarantors	~~42~~43
Section 3.06	Litigation	~~42~~43
Section 3.07	Compliance with Laws	~~42~~44
Section 3.08	Investment Company Status	~~43~~44
Section 3.09	Taxes	~~43~~44
Section 3.10	[Reserved]	~~43~~44
Section 3.11	[Reserved]	~~43~~44
Section 3.12	Solvency	~~43~~44
Section 3.13	[Reserved]	~~43~~44
Section 3.14	Security Interest in Collateral	~~43~~45
Section 3.15	[Reserved]	~~44~~45
Section 3.16	Federal Reserve Regulations	~~44~~45
Section 3.17	OFAC; PATRIOT ACT and FCPA	~~44~~45
Section 3.18	Beneficial Ownership	~~45~~46

ARTICLE IV. CONDITIONS		~~45~~46

Section 4.01	[Reserved]	~~45~~46
Section 4.02	Each Credit Extension	~~45~~46
Section 4.03	Closing Date	47

ARTICLE V. AFFIRMATIVE COVENANTS		~~47~~48

Section 5.01	Financial Statements and Other Reports	~~47~~49
Section 5.02	Existence	~~51~~52
Section 5.03	Payment of Taxes	~~51~~52
Section 5.04	[Reserved]	~~51~~52
Section 5.05	Insurance	~~51~~53
Section 5.06	Inspections	~~52~~53
Section 5.07	Maintenance of Book and Records	~~52~~53
Section 5.08	Compliance with Laws	~~52~~53
Section 5.09	[Reserved]	~~53~~54
Section 5.10	[Reserved]	~~53~~54
Section 5.11	Use of Proceeds	~~53~~54
Section 5.12	Covenant to Guarantee Obligations and Provide Security	~~53~~54
Section 5.13	[Reserved]	~~53~~54
Section 5.14	Further Assurances	~~53~~54
Section 5.15	Merchant Fees	~~54~~55

ARTICLE VI. NEGATIVE COVENANTS		~~54~~55

Section 6.01	[Reserved]	~~54~~55
Section 6.02	Liens	~~54~~55
Section 6.03	[Reserved]	~~55~~56
Section 6.04	Restricted Payments	~~55~~56
Section 6.05	Burdensome Agreements	~~55~~56

Section 6.06	[Reserved]	56
Section 6.07	Fundamental Changes; Disposition of Assets	~~55~~56
Section 6.08	[Reserved]	~~56~~57
Section 6.09	[Reserved]	~~56~~58
Section 6.10	[Reserved]	~~56~~58
Section 6.11	Amendments or Waivers of Certain Documents	~~57~~58
Section 6.12	[Reserved]	~~57~~58
Section 6.13	Fiscal Year	~~57~~58

ARTICLE VII. EVENTS OF DEFAULT		~~57~~58

Section 7.01	Events of Default	~~57~~58
Section 7.02	Continuing Defaults; Cures; Qualifications	~~60~~62

ARTICLE VIII. [RESERVED]		~~61~~62

ARTICLE IX. MISCELLANEOUS		~~61~~62

Section 9.01	Notices	~~61~~62
Section 9.02	Waivers; Amendments	~~63~~64
Section 9.03	Expenses; Indemnity	~~64~~65
Section 9.04	Waiver of Claim	~~65~~66
Section 9.05	Successors and Assigns	~~66~~67
Section 9.06	[Reserved]	~~68~~69
Section 9.07	Counterparts; Integration; Effectiveness	~~68~~69
Section 9.08	Severability	~~68~~69
Section 9.09	Right of Setoff	~~68~~69
Section 9.10	Governing Law; Jurisdiction; Consent to Service of Process	~~68~~69
Section 9.11	Waiver of Jury Trial	~~70~~71
Section 9.12	Headings	~~70~~71
Section 9.13	Confidentiality	~~70~~71
Section 9.14	No Fiduciary Duty	~~71~~72
Section 9.15	[Reserved]	~~72~~73
Section 9.16	USA PATRIOT Act; Beneficial Ownership Regulation	~~72~~73
Section 9.17	[Reserved]	~~72~~73
Section 9.18	[Reserved]	~~72~~73
Section 9.19	Interest Rate Limitation	~~72~~73
Section 9.20	[Reserved]	~~72~~73
Section 9.21	Conflicts	~~72~~73
Section 9.22	Release of Subsidiary Guarantors	~~72~~73

SCHEDULES:

Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 9.01	–	Certain Addresses for Notices

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Compliance Certificate
Exhibit C	–	Form of Guaranty Agreement
Exhibit D	–	Form of Joinder Agreement
Exhibit E	–	Form of Security Agreement
Exhibit F-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G	–	Form of Solvency Certificate

SETTLEMENT LINE CREDIT AGREEMENT

SETTLEMENT LINE CREDIT AGREEMENT, dated as of September 30, 2024 (as amended by Amendment No. 1, this “Agreement”), by and among Shift4 Payments, LLC, a Delaware limited liability company (the “Borrower”), and Citizens Bank, N.A. (the “Lender”).

RECITALS

A. ~~The~~On the Closing Date, the Borrower ~~has~~ requested that the Lender extend a settlement line of credit under this Agreement with aggregate available amount of $100,000,000.00.

B. ~~The~~On the Closing Date, the Lender ~~is willing to extend~~extended such credit to the Borrower on the terms and subject to the conditions set forth herein.

C. On September 26, 2025 and effective as of the Amendment No. 1 Effective Date, the Borrower and the Lender entered into Amendment No. 1 to, among other things, (i) increase the settlement line of credit extended to the Borrower under this Agreement to an aggregate available amount of $125,000,000.00, (ii) extend the Maturity Date and (iii) make certain other amendments to this Agreement, as provided therein.

Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR~~,~~” when used in reference to any Draw or Borrowing, refers to whether such Draw, or the Draws comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“ACH” means automated clearing house transfers.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened in writing, against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of the Borrower and/or any Restricted Subsidiary solely because it is an unrelated portfolio company of Searchlight and neither the Lender nor any of its Affiliates shall be considered an Affiliate of the Borrower or any subsidiary thereof.

“Agreement” has the meaning assigned to such term in the preamble to this Settlement Line Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, Daily Simple SOFR (which for purposes of this clause (b), not be less than 0.00%) plus 1.00% and (c) the Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Daily Simple SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Daily Simple SOFR, as the case may be.

“Amendment No. 1” means that certain Amendment No. 1 to Settlement Line Credit Agreement, dated as of September 26, 2025 and effective as of the Amendment No. 1 Effective Date, by and between the Borrower and the Lender.

“Amendment No. 1 Effective Date” means September 29, 2025.

“Applicable Rate” means, for any day, a rate per annum equal to (a) 0.75% in the case of Daily Simple SOFR Draws and (b) 0.00% in the case of ABR Draws.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), in the form of Exhibit A or any other form approved by the Lender and the Borrower.

“Available Amount” means the aggregate amount made available by the Lender to fund Draws, as the same may be reduced from time to time pursuant to Section 2.09. The ~~initial~~ Available Amount provided by the Lender ~~on~~as of the ~~Closing~~Amendment No. 1 Effective Date is $~~100,000,000~~125,000,000.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from a definition of “interest period” pursuant to clause (e) of Section 2.14, if applicable.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended, from time to time.

“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Draw Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable interest period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clause (a) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Lender:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) for such interest period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Lender in its reasonable discretion.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Draw Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Draw Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bona Fide Debt Fund” means, with respect to Affiliate of the Lender, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with the Lender.

“Borrower” has the meaning assigned to such term in the recitals to this Agreement.

“Borrowing” means any Draws of the same Type made, converted or continued on the same date.

“Burdensome Agreement” has the meaning assigned to such term in Section 6.05.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Daily Simple SOFR Draw, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842).”

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for any of the foregoing.

“Card” means any Credit Card or Debit Card.

“Cardholder” means the person in whose name a Card is issued and whose name is embossed or imprinted on the face of a Card, and any authorized user of a Card.

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by the Lender (or, for purposes of Section 2.15(b), by any lending office of the Lender or by the Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than a Permitted Holder, becomes (including as a result of a merger, consolidation or amalgamation) the ~~ultimate~~ “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock (other than Disqualified Capital Stock) of Shift4 Payments (for purposes of this clause (a), such person or group shall be deemed to beneficially own any voting stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the voting stock of such parent corporation); provided, that any transaction in which Shift4 Payments becomes a subsidiary of another person will not constitute a Change of Control unless more than 50% of the total voting power of the voting stock (other than Disqualified Capital Stock) of such person is beneficially owned, directly or indirectly, by another person or group (other than a Permitted Holder); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly (other than by way of merger, consolidation or amalgamation) of all or substantially all the property of the Borrower and the Restricted Subsidiaries, considered as a whole to a Person (other than one or more Permitted Holders and other than a disposition of such property as an entirety or virtually as an entirety to one or more Restricted Subsidiaries), shall have occurred~~; or~~

~~(c) Shift4 Payments, ceases to be the sole managing member or sole manager of the Borrower~~.

“Chargeback” means an amount representing a (a) disputed charge by a Cardholder, (b) rejected sales draft that is returned unpaid for any reason, including fraud, by the issuer of the Card, and(c) return or refund that is charged back to a Merchant in accordance with the SA Rules.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Citizens” means Citizens Bank, N.A., or any Affiliate thereof.

“Clean-Down Requirement” has the meaning assigned to such term in Section 2.11(b)(ii).

“Closing Date” means September     30, 2024, the date on which the conditions specified in Section 4.03 were satisfied or waived.

“Closing Date Transaction Costs” means fees, premiums, expenses and other transaction costs payable or otherwise borne by the Borrower and/or its subsidiaries in connection with the Closing Date Transactions.

“Closing Date Transactions” means (a) the execution, delivery and performance by the Borrower of the Draw Documents to which it is a party and the establishment of the Available Amount on the Closing Date, (b) the consummation of the Sponsorship Agreement Amendment, and (c) the payment of the Closing Date Transaction Costs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term in the Security Agreement.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Draw Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that the Lender shall have received in the case of any Restricted Subsidiary that is required to become a Draw Party after the Closing Date (A) a Joinder Agreement and (B) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Lender may reasonably request.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) any supplement thereto delivered to the Lender pursuant to the definition of “Collateral and Guarantee Requirement,” and (iii) each of the other instruments and documents pursuant to which any Draw Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Conforming Changes” means, with respect to the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “interest period” (if applicable), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Draw Documents).

“Consolidated Adjusted EBITDA” shall have the meaning given to such term in the Existing Senior Credit Agreement (including, for the avoidance of doubt, the interpretive provisions thereof).

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Card” means any card bearing the symbol(s) of or associated with any Credit Card Network, and any other financial transaction device, or any “smart” card or other evolutionary financial transaction device, used for the purpose of obtaining credit through such Credit Card Network, by which Transactions with merchants may now or hereafter be effected.

“Credit Card Network” has the meaning given such term under the Sponsorship Agreement.

“Credit Extension” means the making of a Draw.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that (x) if the applicable SOFR was not published by the SOFR Administrator for a SOFR Determination Date, then the Daily Simple SOFR for such SOFR Rate Day will be the SOFR as published in respect of the first U.S. Government Securities Business Day preceding such SOFR Determination Date for which SOFR was published by the SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such SOFR Determination Date and (y) in no event shall Daily Simple SOFR be less than 0.00% per annum. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Draw” means a Draw the rate of interest applicable to which is based upon Daily Simple SOFR.

“Debit Card” means any card bearing the symbol(s) of or associated with one or more Debit Networks which enables the cardholder to pay for goods or services by authorizing an electronic debit through such Debit Network to the cardholder’s designated deposit or other asset account, and any other financial transaction device, such as a stored value card (including an electronic gift card), “smart” card or other evolutionary financial transaction device, used for the purpose of debiting accounts, by which Transactions may now or hereafter be effected.

“Debit Network” has the meaning given such term under the Sponsorship Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.

“Disposition” or “Dispose” means the sale, lease, sublease or other disposition of any property of any Person (excluding, for the avoidance of doubt, any issuance or sale of Capital Stock of the Borrower).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the

Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, a public offering of Capital Stock or any Disposition occurring prior to 91 days following the Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Draw” means any means any draw made by the Lender to the Borrower pursuant to Section 2.02(a).

“Draw Documents” means this Agreement, each Draw Guaranty, the Collateral Documents, the Intercreditor Agreement, and any other document or instrument designated by the Borrower and the Lender as a “Draw Document.” Any reference in this Agreement or any other Draw Document to a Draw Document shall include all appendices, exhibits or schedules thereto.

“Draw Guarantor” means any Subsidiary Guarantor.

“Draw Guaranty” means the Guaranty Agreement, substantially in the form of Exhibit C hereto, executed by each Draw Guarantor and the Lender, as supplemented in accordance with the terms of Section 5.12 hereof.

“Draw Parties” or “Draw Party” means the Borrower and each Subsidiary Guarantor or any of them.

“Eligible Assignee” means any Affiliate of the Lender that is a Bona Fide Debt Fund; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (iii) the Borrower or any of its Affiliates.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Taxes” means, with respect to the Lender, or any other recipient of any payment to be made by or on account of any obligation of any Draw Party under any Draw Document, (a) any Taxes imposed on (or measured by) such recipient’s net or overall gross income or franchise Taxes, (i) imposed as a result of such recipient being organized or having its principal office or applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Draw or Available Amount pursuant to a Requirement of Law in effect on the date on which the Lender (i) acquires such interest in the applicable Available Amount or, if the Lender did not fund the applicable Draw pursuant to a prior Available Amount, on the date the Lender acquires its interest in such Draw or (ii) designates a new lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Tax were payable either to the Lender’s assignor immediately before the Lender acquired the applicable interest in a Draw or Available Amount or to the Lender immediately before it designated a new lending office, (d) any Tax imposed as a result of a failure by the Lender to comply with Sections 2.17(f) and (e) any Tax under FATCA.

“Existing Senior Credit Agreement” means that certain Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2024, by and among the Borrower, the lenders party thereto, Goldman Sachs Bank USA, as the Existing Senior Credit Agreement Agent and the other parties thereto, as in effect on the ~~date hereof~~Amendment No. 1 Effective Date or as amended, restated or otherwise modified from time to time (including the modifications of any definitions or references used with respect thereto or affecting the meaning thereof) in accordance with the Existing Senior Credit Agreement with the written consent of the Lender in its capacity as an Existing Senior Credit Agreement Lender (including, without limitation, by that certain Amendment No. 1 to Second Amended and Restated First Lien Credit Agreement, dated as of March 18, 2025, and that certain Amendment No. 2 to

Second Amended and Restated First Lien Credit Agreement, dated as of June 30, 2025); provided that, solely for purposes of this definition, so long as the Lender is an Existing Senior Credit Agreement Lender, the Lender shall be deemed to have consented to any such amendment, restatement, supplement or modification of the Existing Senior Credit Agreement that does not require any Existing Senior Credit Agreement Lender to consent thereto.

“Existing Senior Credit Agreement Agent” means the “Administrative Agent” as defined in the Existing Senior Credit Agreement.

“Existing Senior Credit Agreement Lender” means a “Lender” as defined in the Existing Senior Credit Agreement.

“Existing Senior Credit Agreement Loan Documents” means “Loan Documents” as defined in the Existing Senior Credit Agreement.

“Existing 2026 Senior Notes” means the Borrower’s 4.625% Senior Notes due 2026 originally issued on October 29, 2020 (the “Existing 2026 Senior Notes Issue Date”) pursuant to the Existing 2026 Senior Notes Indenture.

“Existing 2026 Senior Notes Indenture” means that certain indenture, dated as of the Existing 2026 Senior Notes Issue Date (as supplemented or amended from time to time), among the Borrower, Shift4 Payments Sub, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, in respect of the Existing 2026 Senior Notes.

“Existing 2026 Senior Notes Issue Date” has the meaning assigned to such term in the definition of “Existing 2026 Senior Notes.”

“Existing 2032 Senior Notes” means the Borrower’s 6.750% Senior Notes due 2032 originally issued on August 15, 2024 and the additional notes issued on May 16, 2025, each pursuant to the Existing 2032 Senior Notes Indenture.

“Existing 2032 Senior Notes Indenture” means that certain indenture, dated as of August 15, 2024 (as supplemented or amended from time to time), among the Borrower, Shift4 Payments Sub, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, in respect of the Existing 2032 Senior Notes.

“Existing 2033 Senior Notes” means the Borrower’s 5.500% Senior Notes due 2033 issued on May 16, 2025 pursuant to the Existing 2033 Senior Notes Indenture.

“Existing 2033 Senior Notes Indenture” means that certain indenture, dated as of May 16, 2025 (as supplemented or amended from time to time), among the Borrower, Shift4 Payments Finance Sub, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, in respect of the Existing 2033 Senior Notes.

“Existing Senior Notes” means the Existing 2026 Senior Notes ~~and~~, the Existing 2032 Senior Notes and the Existing 2033 Senior Notes.

“Existing Senior Notes Indentures” means the Existing 2026 Senior Notes Indenture ~~and~~, the Existing 2032 Senior Notes Indenture and the Existing 2033 Senior Notes Indenture.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing and any treaty, law, regulation or other official guidance issued under or with respect to any of the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.17(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero for purposes of this Agreement.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily Simple SOFR.

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, municipal, national, supra-national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantor Condition” means, with respect to any Subsidiary of the Borrower, such Subsidiary (i) is a party to the Sponsorship Agreement or a Merchant Services Agreement, (ii) has rights in the Reserve Account/Company Reserve Account, the Settlement Account or any other similar account that would constitute Collateral if such Subsidiary were a Grantor, (iii) is entitled to receive, or otherwise, receives, Merchant Accounts Receivables or (iv) otherwise owns assets that would constitute Collateral if such Subsidiary were a Grantor.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between the Borrower or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” shall have the meaning given to such term in the Existing Senior Credit Agreement.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” as applied to any Person means, without duplication:

(a) all indebtedness for borrowed money;

(b) that portion of Capital Lease Obligations to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iii) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;

(e) all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby have been assumed by such Person or is non-recourse to the credit of such Person;

(f) the available balance of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g) the Guarantee by such Person of the Indebtedness of another;

(h) all obligations of such Person in respect of any Disqualified Capital Stock; and

(i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided that (i) [reserved], (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (iii) in no event shall (A) obligations under any Processing Provider Agreement (including any fees, interest, costs, expenses and other amounts owed with respect thereto) and (B) any Guarantees thereof be deemed “Indebtedness”.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt (as defined in the Existing Senior Credit Agreement); provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Draw Party under any Draw Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Initial Public Offering” means the initial public offering of Class A Common Stock of Shift4 Payments issued on or about June 9, 2020 and any secondary or follow-on public offering of the Capital Stock of Shift4 Payments.

“Interchange” means the contracts, agreements, SA Applicable Law, SA Rules and procedures governing the relationships between, and the actions taken in accordance with the contracts, agreements, SA Applicable Law, SA Rules and procedures by Payment Network participants in connection with Interchange Settlements.

“Interchange Fees” means the fees paid to the Card-issuing bank and the Payment Networks in connection with Interchange Settlements, without markup, and in accordance with SA Applicable Law.

“Interchange Settlement” means the process by which a person (a) facilitates payment for Transactions to issuers through Payment Networks, (b) directs the Transactions to issuers for payment, and (c) arranges for the remittance of and receives payments for Chargebacks and other Interchange Fees and expenses.

“Intercreditor Agreement” has the meaning assigned to such term in Section 5.12(b).

“Interest Payment Date” means with respect to any ABR Draw or Daily Simple SOFR Draw, the first Business Day of each calendar quarter (commencing October 1, 2024) and the maturity date applicable to such ABR Draw or Daily Simple SOFR Draw.

“Investment” shall have the meaning given to such term in the Existing Senior Credit Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit D or such other form that is reasonably satisfactory to the Administrative Agent and the Borrower.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lender” shall have the meaning given such term in the introductory paragraph hereof.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease Obligations having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Lender under the applicable Draw Documents or (iii) the ability of the Draw Parties (taken as a whole) to perform their payment obligations under the applicable Draw Documents.

“Maturity Date” means the earlier of (a) September ~~29~~28, ~~2025~~2026 and the date that the Available Amount is terminated whether voluntarily or otherwise under the Draw Documents; provided that the Maturity Date may be extended by additional 364-day periods upon the written agreement of the Lender and the Borrower.

“Maximum Available Amount” means, on any date, an amount equal to the Available Amount of the Lender on such date.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Merchant” means a bona fide seller of goods, services, or both which has entered into a Merchant Agreement with Citizens and the Borrower. For the avoidance of doubt, if two or more Merchants merge, consolidate, or consummate a similar business combination, the resulting entity will be deemed a single Merchant as soon as such entity enters into a revised Merchant Agreement which reflects such business combination.

“Merchant Accounts Receivable” means (i) all accounts (as such term is defined in the UCC), receivables, payment intangibles (as such term is defined in the UCC) and other amounts owed to Borrower or a subsidiary of the Borrower by the Merchants with respect to Merchant Fees pursuant to the Merchant Agreements and (ii) all accounts (as such term is defined in the UCC), receivables, payment intangibles (as such term is defined in the UCC) and other amounts owed to Borrower or a subsidiary of the Borrower by or through the Payment Networks with respect to the amounts owed to the Merchants.

“Merchant Agreement” means the written contract among Citizens, Borrower and a Merchant.

“Merchant Fees” means the fees charged to a Merchant for participating in the Merchant Program.

“Merchant Program” as offered by the Borrower and/or Citizens, means all merchant acquiring support services, including the supervision of terminal support, transactions services, processing and settlement services, customer services, reporting, billing and chargeback processing services, merchant training and activation, marketing materials, online transaction information, and other documentation and materials offered to Merchants.

“Merchant Reserve Account” means an interest-bearing account maintained at Citizens in the name of and owned by Citizens for the deposit of funds from Merchants pursuant to the Merchant Agreements.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Draws, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Draw Party to the Lender or any indemnified party arising under the Draw Documents in respect of any Draw, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17(a).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Draw Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Draw Document, or sold or assigned an interest in any Draw or Draw Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under any Draw Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Draw Document, but excluding (i) any Excluded Taxes and (ii) any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation.

“Parent Company” means any direct or indirect parent company of the Borrower, including, without limitation, any Specified Parent Company.

“Payment Network” means any Credit Card Network, Debit Network and any other network, organization or association that issues or sponsors a Card and hereafter contracts with Borrower and Citizens to settle and process Transactions.

“Payment Network Charges” are various fees, without markup, (exclusive of Interchange Fees and Assessment Fees (as defined in the Sponsorship Agreement) and rebates directly imposed by a Payment Network as set forth in their respective SA Rules for use of their equipment, their settlement and authorization systems, their automated retrieval systems, BIN or ICA (as each such term is defined in the Sponsorship Agreement) licensing, agent bank sponsorship, arbitration filings, fines for non-compliance with Rules, and such other charges as they may from time to time impose. Depending on the nature of the charge and the Payment Network, these fees are billed to Citizens on a daily, weekly and monthly basis.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each relevant Draw Party in favor of the Lender.

“Permitted Holders” means (i) Jared Isaacman, (ii) Searchlight, (iii) any Affiliates and/or Related Persons of Jared Isaacman and/or Searchlight ~~and any other respective Affiliates and Related Persons thereof~~ (including the funds, partnerships or other co-investment vehicle managed, advised or controlled thereby, but other than, in each case, any portfolio company of ~~the foregoing~~Searchlight) and (iv) any “group” (within the meaning of Section 13(d)(3) or Section 13(d)(5) of the Exchange Act or any successor provision) of which any of the Persons described in clause (i), (ii) or (iii) above are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clause (i), (ii) or (iii) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting stock (other than Disqualified Capital Stock) of Shift4 Payments then held by such “group” (for purposes of this clause (iv), such Person or group shall be deemed to beneficially own any voting stock of a corporation held by any other corporation (the “parent corporation”) so long as such Person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the voting stock of such parent corporation).

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” means (a) the rate of interest publicly announced, from time to time, by the Lender at its principal office in New York City as its “prime rate,” with the understanding that the “prime rate” is one of the Lender’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Lender may designate or (b) if the Lender has no “prime rate,” the rate of interest last quoted by The Wall Street Journal (or another national publication reasonably selected by the Lender) as the “Prime Rate” in the U.S. or, if The Wall Street Journal (or such other publication) ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Lender) or any similar release by the Federal Reserve Board (as reasonably determined by the Lender).

“Processing Provider Agreement” means “Processing Provider Agreement” as defined in the Existing Senior Credit Agreement.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Related Person” with respect to any Permitted Holder means:

(a) any controlling stockholder or a majority (or more) owned subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or immediate family member or such individual’s or immediate family member’s estate, executor, administrator, committee or beneficiaries;

(b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (a); or

(c) Jared Isaacman or Immediate Family Members of Jared Isaacman.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and other requirements of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” or “Company Reserve Account” means an interest-bearing account maintained at Citizens in the name of and owned by the Borrower in which the Reserve Amount is maintained.

“Reserve Amount” has the meaning set forth in the Sponsorship Agreement.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Draw Party, and, solely for the purpose of any notice delivered pursuant to Article II, any other officer of the applicable Draw Party so designated in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of any Draw Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Draw Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Draw Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its results of operations and cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“S&P” means S&P Global Ratings, part of S&P Global Inc., or any successor to the rating agency business thereof.

“SA Applicable Law” means “Applicable Law” as defined in the Sponsorship Agreement.

“SA Rules” means “Rules” as defined in the Sponsorship Agreement.

“Searchlight” means Searchlight Capital Partners, L.P.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit E, among the Draw Parties and the Lender.

“Settlement Account” means an interest-bearing account maintained at Citizens in the name of and owned by Citizens for the purposes of receiving settlement funds from Interchange and the Payment Networks and settling Transactions, as described in Article III of the Sponsorship Agreement.

“Settlement Line Facility” means the Available Amount and the Draws and other extensions of credit thereunder.

“Shift4 Payments” means Shift4 Payments, Inc., a Delaware corporation.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Parent Company” means any direct or indirect parent company of which the Borrower is a subsidiary, including, for the avoidance of doubt, Shift4 Payments.

“Sponsorship Agreement” means the Sponsorship Agreement dated June 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between the Borrower and Citizens.

“Sponsorship Agreement Amendment” has the meaning assigned to such term in Section 4.03(i).

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” means each subsidiary of the Borrower that becomes a guarantor of the Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Draw Guaranty in accordance with the terms and provisions hereof.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article V.

“Test Period” shall have the meaning given to such term in the Existing Senior Credit Agreement.

“Threshold Amount” means, at any time, an amount equal to the greater of $~~118,000,000~~185,000,000 and 20% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period.

“Transaction” means the consummation of a sale of products or services or the initiation of a credit to a cardholder by a Merchant.

“Type,” when used in reference to any Draw or Borrowing, refers to whether the rate of interest on such Draw, or on the Draws comprising such Borrowing, is determined by reference to the Daily Simple SOFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state, the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any subsidiary of the Borrower that is listed on Schedule 5.10 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to the Existing Senior Credit Agreement.

“Unused Fee Rate” means, on any date a rate per annum equal to 0.15%.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means a Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Classification of Draws and Borrowings. For purposes of this Agreement, Draws may be classified and referred to by Type (e.g., a “Daily Simple SOFR Draw”). Borrowings also may be classified and referred to by Type (e.g., a “Daily Simple SOFR Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Draw Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Draw Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Draw Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof,” “hereunder” and words of similar import, when used in any Draw Document, shall be construed to refer to such Draw Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Draw Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Draw Document, (f) in the computation of periods of time in any Draw Document from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property,” when used in any Draw Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein; provided that if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Lender notifies the Borrower that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice has been withdrawn or such provision amended in accordance herewith; provided, further that if such an amendment is requested by the Borrower or the Lender, then the Borrower and the Lender shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lender) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Lender that the Borrower (or its applicable Specified Parent Company) is required to report under IFRS or has elected to do so by written notice to the Lender (the “IFRS Election”), “GAAP” shall mean international financial reporting standards pursuant to IFRS; provided, that (1) any such election, once made, shall be irrevocable and (2) from and after the date of the IFRS Election, (i) all financial statements and reports required to be provided after such election pursuant to this Agreement shall be prepared on the basis of IFRS, (ii) all ratios, financial definitions, computations and other determinations based on GAAP contained in this Agreement shall be computed in conformity with IFRS, (iii) all references in this Agreement to GAAP shall be deemed to be references to IFRS, (iv) all references in this Agreement to the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto shall be deemed to be references to the International Accounting Standards Board or any successor thereto and (v) accounting terms not defined in this Agreement shall have the respective meanings given to them under IFRS; provided, further that any such term phrased in a manner customary under GAAP shall be interpreted to refer to the equivalent accounting or financial concept under IFRS and, if there is no such equivalent accounting or financial concept, shall be interpreted in a manner that best approximates the effect that such term would have if it were construed in accordance with GAAP as in effect on the date of the IFRS Election.

(b) [Reserved].

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Closing Date) that would constitute Capital Lease Obligations in conformity with GAAP on the Closing Date (or any such later date as determined by the Borrower from time to time; provided that the Borrower shall notify the Lender in writing of such change) shall be considered Capital Lease Obligations, and all calculations and deliverables under this Agreement or any other Draw Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05 Effectuation of Closing Date Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Closing Date Transactions, unless the context otherwise requires.

Section 1.06 Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08 [Reserved].

Section 1.09 [Reserved].

Section 1.10 Certain Calculations. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP. The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.

Section 1.11 Rates. The Lender does not warrant, nor accept responsibility for, nor shall the Lender have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Daily Simple SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Daily Simple SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.12 [Reserved].

Section 1.13 Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE II.

THE CREDITS

Section 2.01 [Reserved].

Section 2.02 Draws.

(a) If, as of the end of any day during the period commencing on the Closing Date and ending upon the earlier of the Maturity Date and the termination of the Available Amount in accordance with the terms hereof, the Settlement Account is less than zero (including as a result of any settlement instructions issued by the Borrower pursuant to Sections 3.3 and 5.3 of the Sponsorship Agreement), without the requirement for a specific request from Borrower, the Lender agrees to and shall, within one Business Day, make a Draw against the Available Amount and shall credit the Settlement Account with the amount of such Draw in an amount equal to the deficit in the Settlement Account (rounded to the next higher multiple of $1,000) in order to bring the balance in the Settlement Account on such day back to zero; provided, that after giving effect to the making of any Draws hereunder, the aggregate outstanding principal amount of all Draws hereunder is not intended to exceed the Maximum Available

Amount. The Lender shall ~~attempt~~use its best efforts not to make ~~such~~ Draws~~, pursuant to the preceding sentence,~~ in an aggregate principal amount ~~not exceeding~~which would exceed the Maximum Available Amount, but in any event, the Borrower shall be subject to the mandatory prepayment requirements set forth in Section 2.11(b)(i) if, upon making such Draw, the aggregate principal amount of ~~the~~all outstanding Draws on such date (after giving effect to any Draws and prepayments or repayments of Draws, as the case may be, occurring on such date) exceeds the Maximum Available Amount.

(b) Subject to Section 2.14, each Draw shall be denominated in Dollars shall be comprised entirely of Daily Simple SOFR Draws, or if applicable under the terms of this Agreement, ABR Draws. The Lender at its option may make any Daily Simple SOFR Draw by causing any domestic or foreign branch or Affiliate of the Lender to make such Draw; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Draw in accordance with the terms of this Agreement, (ii) such Daily Simple SOFR Draw shall be deemed to have been made and held by the Lender, and the obligation of the Borrower to repay such Daily Simple SOFR Draw shall nevertheless be to the Lender for the account of such domestic or foreign branch or Affiliate of the Lender and (iii) in exercising such option, the Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of the Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any U.S. federal withholding tax with respect to such Daily Simple SOFR Draw than that to which the applicable Lender was entitled on the date on which such Draw was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Draw was made).

Section 2.03 [Reserved].

Section 2.04 [Reserved].

Section 2.05 [Reserved].

Section 2.06 [Reserved].

Section 2.07 [Reserved].

Section 2.08 Type.

(a) Each Borrowing shall initially be a Daily Simple SOFR Borrowing and shall continue as a Daily Simple SOFR Borrowing except as otherwise expressly provided herein.

(b) Notwithstanding anything to the contrary herein, if an Event of Default exists and the Lender, so notifies the Borrower, then, so long as such Event of Default exists any Draw made at the sole election of the Lender shall be an ABR Borrowing.

Section 2.09 Termination and Reduction of Available Amount.

(a) Unless previously terminated, the Available Amount shall be reduced to zero and automatically terminate on the Maturity Date. Further, if and to the extent the Sponsorship Agreement is terminated, the Lender shall have the right to terminate this facility by providing the Borrower 180 days’ prior written notice in which case the Available Amount shall be reduced to zero and any and all amounts owing hereunder shall be due and payable on and as of such date of termination.

(b) Upon delivery of the notice required by Section 2.09(c), the Borrower may at any time terminate or from time to time reduce, the Available Amount; provided that (i) each reduction of the Available Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Available Amount if, after giving effect to any concurrent prepayment of Draws, the aggregate outstanding principal amount of all Draws would exceed the Maximum Available Amount.

(c) The Borrower shall notify the Lender of any election to terminate or reduce the Available Amount under paragraph (b) of this Section in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Lender may agree), specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Available Amount pursuant to this Section 2.09 shall be permanent.

Section 2.10 Repayment of Draws; Evidence of Debt.

(a) The Lender shall (and the Borrower hereby authorizes the Lender to) withdraw, as of the end of any day that there is a balance in the Settlement Account in an amount equal to or greater than $100,000 an amount up to the full positive balance in the Settlement Account (in multiples of $1,000) and apply such amounts to prepay the then outstanding principal amount of the Draws outstanding hereunder until all Draws hereunder are paid in full.

(b) (i) The Borrower hereby unconditionally promises to pay to the Lender, the then-unpaid principal amount of the Draws on the Maturity Date or, if earlier, the date of termination of the full Available Amount in accordance with Section 2.09.

(ii) On the Maturity Date or, if earlier, the date of termination of the full Available Amount in accordance with Section 2.09, the Borrower shall make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations then due, together with accrued and unpaid interest (if any) thereon.

(c) [Reserved].

(d) The Lender shall maintain an account or accounts in which it shall record (i) the amount of each Draw made hereunder and the Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any principal, interest or other sum paid to or received by the Lender from time to time hereunder.

(e) The entries made in the accounts maintained pursuant to paragraph (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of the Lender to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Draws in accordance with the terms of this Agreement.

Section 2.11 Prepayment of Draws.

(a) Optional Prepayments.

(i) [Reserved].

(ii) Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Draws, in whole or in part, without premium or penalty.

(iii) The Borrower shall notify the Lender in writing of any prepayment under this Section 2.11(a) (i) in the case of any prepayment of any Daily Simple SOFR Borrowing, not later than 1:00 p.m. one U.S. Government Securities Business Day before the date of prepayment or (ii) in the case of any prepayment of an ABR Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment (or, in each case, such later time as to which the Lender may reasonably agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any notice of prepayment delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Each partial prepayment of any Borrowing shall be in an amount at least equal $100,000, or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid).

(b) Mandatory Prepayments.

(i) In the event that the aggregate outstanding principal amount of all Draws exceeds the Maximum Available Amount then in effect, the Borrower shall, within five Business Days of receipt of notice from the Lender, prepay the Draws or otherwise cause deposits to be made into the Settlement Account, in each case, in an aggregate amount sufficient to reduce the aggregate outstanding principal amount of all Draws as of the date of such payment or deposit to an amount not to exceed the Maximum Available Amount then in effect.

(ii) The Borrower shall make such prepayments or otherwise cause such deposits to be made into the Settlement Account, in each case, as shall be necessary such that, during each period of thirty-five consecutive days occurring after the Closing Date, there is at least one period of no less than 24 consecutive hours during which the aggregate outstanding principal amount of all Draws does not exceed zero (the “Clean-Down Requirement”).

(iii) Prepayments made under this Section 2.11(b) shall be accompanied by accrued interest as required by Section 2.13.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Lender an unused fee, which shall accrue at a rate equal to the Unused Fee Rate per annum on the average daily amount of the unused Available Amount (calculated, as of any date of determination, as the Available Amount on such day, less the aggregate principal amount of all outstanding Draws on such date) during the period from and including the Closing Date to the date on which the Available Amount terminates. Accrued unused fees shall be payable in arrears on the first Business Day of each calendar quarter for the quarterly period ended immediately prior to such date (or, in the case of the payment made on October 1, 2024, for the period from the Closing Date to, but excluding, such date), and on the date on which the Available Amount terminates.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Lender. Fees paid shall not be refundable under any circumstances. Fees payable hereunder shall accrue to but excluding the applicable fee payment date.

(f) [Reserved].

(g) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Lender of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13 Interest.

(a) The Draws comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Draws comprising each Daily Simple SOFR Borrowing shall bear interest at Daily Simple SOFR plus the Applicable Rate.

(c) [Reserved].

(d) Notwithstanding the foregoing, if any principal of or interest on any Draw or any fee payable by the Borrower hereunder is not, in each case, paid when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Draw, 2.00% plus the rate otherwise applicable to such Draw as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Draws that are ABR Borrowings as provided in paragraph (a) of this Section.

(e) Accrued interest on each Draw shall be payable in arrears on each Interest Payment Date for such Draw and (i) on the Maturity Date and (ii) upon termination of the Available Amount; provided that interest accrued pursuant to paragraph (d) of this Section shall be payable on demand.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Daily Simple SOFR shall be determined by the Lender, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Draw for the day on which the Draw is made and shall not accrue on a Draw, or any portion thereof, for the day on which the Draw or such portion is paid; provided that any Draw that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14 Alternate Rate of Interest.

(a) If the Lender determines (which determination shall be conclusive absent manifest error) that:

(i) adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or

(ii) Daily Simple SOFR will not adequately and fairly reflect the cost to the Lender of making or maintaining its Draws as Daily Simple SOFR Draws;

then the Lender shall give notice thereof to the Borrower by telephone or facsimile as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, which the Lender agrees promptly to do, (i) each outstanding Draw shall be converted to an ABR Draw on the date of such notice, and (ii) each subsequent Draw shall be made as an ABR Draw.

(b) Notwithstanding anything to the contrary herein or in any other Draw Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Draw Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Draw Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Draw Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is given to the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Draw Document.

(c) In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Draw Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) The Lender will promptly notify the Borrower of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Draw Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Draw Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then, if applicable, the Lender may modify the definition of “interest period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “interest period” if applicable for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Daily Simple SOFR Borrowing of, conversion to or continuation of Daily Simple SOFR Draws to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Draws. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

Section 2.15 Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender;

(ii) subjects the Lender to any Taxes (other than (A) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 and (B) Excluded Taxes) on or with respect to its Draws, Available Amount, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) imposes on the Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Daily Simple SOFR Draws made by the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Daily Simple SOFR Draw (or of maintaining its obligation to make any such Draw) or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) in respect of any Daily Simple SOFR Draw in an amount deemed by the Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to the Lender, such additional amount or amounts as will compensate the Lender, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date the Lender becomes a party hereto, (y) the Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, the relevant circumstances do not generally affect the banking market.

(b) If the Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Draws made by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy or liquidity), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c) The Lender requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate the Lender or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that the Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate the Lender Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 [Reserved].

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Draw Party under any Draw Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Draw Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Draw Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) The Borrower shall indemnify the Lender within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith or willful misconduct of the Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Lender will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 2.17(g)) so long as such efforts would not, in the sole determination of the Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Draw Party or be otherwise materially disadvantageous to the Lender. In connection with any request for reimbursement under this Section 2.17(c), the Lender shall deliver a certificate to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability. Notwithstanding anything to the contrary contained in this Section 2.17, the Borrower shall not be required to indemnify the Lender pursuant to this Section 2.17 for any amount to the extent the Lender fails to notify the Borrower of such possible indemnification claim within 180 days after the Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d) [Reserved].

(e) As soon as practicable after any payment of any Taxes pursuant to this Section 2.17 by any Draw Party to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued, if any, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Lender.

(f) Status of Lender.

(i) If the Lender is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Draw Document it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation as the Borrower may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing,

(A) each U.S. Lender shall deliver to the Borrower on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, two executed original originals of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding;

(B) each Foreign Lender shall deliver to the Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(I) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed original originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, U.S. federal withholding Tax;

(II) two executed original originals of IRS Form W-8ECI (or any successor forms);

(III) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed original copies of a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to the Lender are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed original originals of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms); or

(IV) to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed original originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2, Exhibit F-3 or Exhibit F-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-3 on behalf of each such direct or indirect partner(s);

(C) a Foreign Lender shall deliver to the Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), two executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made; and

(D) if a payment made to the Lender under any Draw Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section

1471(b)(3)(C)(i) of the Code) and may be necessary for the Borrower to comply with their obligations under FATCA, to determine whether the Lender has complied with the Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to the Lender’s owner and, as applicable, the Lender.

The Lender agrees that if any documentation (including any specific documentation required above in this Section 2.17(f)) it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall deliver to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that the Lender is not legally eligible to deliver.

(g) If the Lender determines, in its sole discretion, that it has received a refund (whether received in cash or applied as a credit against any cash taxes payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Draw Party or with respect to which any Draw Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to any Draw Party (but only to the extent of indemnity payments made, or additional amounts paid, by any Draw Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to such Draw Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) to the extent that the payment thereof would place the Lender in a less favorable net after-Tax position than the position that the Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Draw Party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Available Amount and the repayment, satisfaction or discharge of all obligations under any Draw Document.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.15 or 2.17, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds or such other form of consideration not otherwise prohibited under this Agreement as the relevant recipient may agree, without set-off or counterclaim. Any amount received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Lender to the applicable account designated by the Lender to the Borrower, except that any payment made pursuant to Sections 2.15, 2.17 or 9.03 shall be made directly to the Person or Persons entitled thereto. The Lender shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments hereunder shall be made in Dollars.

(b) All proceeds of Collateral received by the Lender while an Event of Default exists and all or any portion of the Draws have been accelerated hereunder pursuant to Section 7.01, shall be applied, first, to the payment of all costs and expenses then due incurred by the Lender in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Draw Document or any of the Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Lender hereunder or under any other Draw Document on behalf of any Draw Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Draw Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Lender (other than those covered in clause first above) from the Borrower constituting Obligations, third, to the payment in full of the Obligations; fourth, as provided in the Intercreditor Agreement, and fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

Section 2.19 Mitigation Obligations.

If the Lender requests compensation under Section 2.15 or determines it can no longer make or maintain Daily Simple SOFR Draws pursuant to Section 2.20, or any Draw Party is required to pay any additional amount to or indemnify the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.17, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking its Draws hereunder affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject the Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to the Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with any such designation or assignment.

Section 2.20 Illegality. If the Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for the Lender or its applicable lending office to make, maintain or fund Draws whose interest is determined by reference to Daily Simple SOFR, or to determine or charge interest rates based upon Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by the Lender to the Borrower, (i) any obligation of the Lender to make or continue Daily Simple SOFR Draws or to convert ABR Draws to Daily Simple SOFR Draws shall be suspended and (ii) if such notice asserts the illegality of the Lender making or maintaining ABR Draws, the interest rate on which is determined by reference to the Daily Simple SOFR component of the Alternate Base Rate, the interest rate on which ABR Draws of the Lender, shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Daily Simple SOFR component of the Alternate Base Rate, in each case, until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist (which notice the Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all of the Lender’s Daily Simple SOFR Draws to ABR Draws (the interest rate on which ABR Draws of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Daily Simple SOFR component of the Alternate Base Rate) immediately, if the Lender may not lawfully continue to maintain such Daily Simple SOFR Draws and (y) if such notice asserts the illegality of the Lender determining or charging interest rates based upon Daily Simple SOFR~~,~~ the Lender shall, during the period of such suspension, compute the Alternate Base Rate without reference to the Daily Simple SOFR component thereof until the Lender determines that it is no longer illegal for it to determine or charge interest rates based upon Daily Simple SOFR. The Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of the Lender, otherwise be materially disadvantageous to the Lender.

Section 2.21 Notice of Renewal Intention. The Lender shall provide notice to the Borrower on or before the date which is one hundred and twenty (120) days prior to the then-applicable Maturity Date as to whether or not it intends to extend the Maturity Date or otherwise provide a new or renewed settlement line of credit to replace the Settlement Line Facility under this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

On the dates and to the extent required pursuant to Sections 4.02 or 4.03 hereof, as applicable, the Borrower hereby represents and warrants to the Lender that:

Section 3.01 Organization; Powers. The Borrower and each of its Domestic Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite corporate or other organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than the foregoing clause (a)(i) and clause (b), in each case, with respect to the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The execution, delivery and performance by each Draw Party of each Draw Document to which such Draw Party is a party are within such Draw Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Draw Party. Each Draw Document to which any Draw Party is a party has been duly executed and delivered by such Draw Party and is a legal, valid and binding obligation of such Draw Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03 Governmental Approvals; No Conflicts. The execution and delivery of each Draw Document by each Draw Party thereto and the performance by such Draw Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Draw Party’s Organizational Documents or (ii) Requirement of Law applicable to such Draw Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Draw Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Effect.

(a) The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any differing entity and/or organizational structure prior to the Closing Date.

(b) Since ~~the Closing Date~~December 31, 2024, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05 Subsidiary Guarantors. As of the Closing Date, none of the Borrower’s Subsidiaries satisfies the Guarantor Condition.

Section 3.06 Litigation.

There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.07 Compliance with Laws. Each of the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.

Section 3.08 Investment Company Status. No Draw Party is an “investment company,” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and each of its Domestic Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Domestic Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 [Reserved].

Section 3.11 [Reserved].

Section 3.12 Solvency. As of the Closing Date and after giving effect to the Closing Date Transactions and the incurrence of the obligations being incurred in connection with this Agreement, (i) the sum of the debt (including contingent liabilities) of the Borrower and its subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (on a going concern basis) of the Borrower and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its subsidiaries, taken as a whole, on their debts as they become absolute and matured in accordance with their terms; (iii) the capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) the Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For purposes of this Section 3.12, (A) it is assumed that the obligations under the Settlement Line Facility will come due at their respective maturities and (B) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, is reasonably expected to represent an actual or matured liability.

Section 3.13 [Reserved].

Section 3.14 Security Interest in Collateral. Subject to the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement and/or any other Draw Document, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Lender, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Draw Documents) securing the Obligations, in each case as and to the extent set forth therein.

For the avoidance of doubt, notwithstanding anything herein or in any other Draw Document to the contrary, the Borrower does not make any representation or warranty as to the enforcement of any security interest, or right or remedy with respect to any Collateral that may be limited or restricted by, or require any consent, authorization, approval or license under, any Requirement of Law.

Section 3.15 [Reserved].

Section 3.16 Federal Reserve Regulations. No part of the proceeds of any Draw have been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U.

Section 3.17 OFAC; PATRIOT ACT and FCPA.

(a) (i) None of the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer or employee of any of the foregoing is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Draws or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person that is subject to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC or in compliance with applicable exemptions, licenses or other approvals.

(b) To the extent applicable, each Draw Party is in compliance, in all material respects, with the USA PATRIOT Act.

(c) Except to the extent that the relevant violation could not reasonably be expected to have a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent (solely to the extent acting in its capacity as an agent for the Borrower or any of its subsidiaries) or employee of the Borrower or any Restricted Subsidiary, has taken any action, directly or indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case, in contravention of the FCPA and any applicable anti-corruption Requirement of Law of any Governmental Authority; and (ii) the Borrower has not directly or, to its knowledge, indirectly, used the proceeds of the Draws or otherwise made available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA.

The representations and warranties set forth above in this Section 3.17 made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in this Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

Section 3.18 Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

ARTICLE IV.

CONDITIONS

Section 4.01 [Reserved].

Section 4.02 Each Credit Extension. After the Closing Date, the obligation of the Lender to make any Credit Extension is subject to the satisfaction of the following conditions:

(a) [Reserved].

(b) The representations and warranties of the Draw Parties set forth in this Agreement and the other Draw Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to an earlier given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, however, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.

(c) At the time of and immediately after giving effect to the applicable Credit Extension, no Event of Default or Default has occurred and is continuing.

Each Credit Extension after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

Section 4.03 Closing Date. The obligations of the Lender to make Draws shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Draw Documents. The Lender (or its counsel) shall have received from the Borrower a counterpart signed by such Draw Party (or written evidence reasonably satisfactory to the Lender (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement and (B) the Security Agreement.

(b) Legal Opinions. The Lender (or its counsel) shall have received, a customary written opinion of Latham & Watkins LLP, in its capacity as special New York counsel for the Borrower dated the Closing Date and addressed to the Lender.

(c) Secretary’s Certificate and Good Standing Certificates. The Lender (or its counsel) shall have received (i) a certificate of the Borrower, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization of the Borrower, certified by the relevant authority of its jurisdiction of organization or incorporation, (x) the certificate or articles of incorporation, formation or organization of the Borrower attached thereto has not been amended (except as attached thereto) since the date reflected thereon, (y) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of the Borrower, together with all amendments thereto as of the Closing Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of the Borrower’s board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Draw Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of the Borrower who are authorized to sign the Draw Documents to which the Borrower is a party on the Closing Date and (ii) a good standing (or equivalent) certificate for the Borrower from the relevant authority of its jurisdiction of organization or incorporation, dated as of a recent date.

(d) Representations and Warranties. The representations and warranties of the Draw Parties set forth in this Agreement and the other Draw Documents shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that any representation and warranty specifically refers to an earlier given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, however, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.

(e) [Reserved].

(f) Default. On the Closing Date, no Event of Default or Default has occurred and is continuing.

(g) Solvency. The Lender (or its counsel) shall have received a certificate in substantially the form of Exhibit G from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.

(h) Officer’s Certificate. The Lender shall have received a certificate from a Responsible Officer of the Borrower certifying satisfaction of the conditions precedent set forth in Sections 4.03(d) and (f).

(i) Sponsorship Agreement. The Lender shall have received a final executed amendment to the Sponsorship Agreement (the “Sponsorship Agreement Amendment”) in form and substance reasonably satisfactory to the Lender and the Borrower.

(j) [Reserved].

(k) Lien Searches. The Lender shall have received the results of recent lien searches in the jurisdiction where the Borrower is formed or organized, and such searches shall reveal no liens on any of the Collateral except for Permitted Liens, or Liens to be discharged substantially contemporaneously with the Closing Date pursuant to the documentation satisfactory to the Lender.

(l) Fees. The Lender shall have received all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel required to be paid) on or before the Closing Date.

For purposes of determining whether the conditions specified in this Section 4.03 have been satisfied on the Closing Date, by funding the Draws or providing the Available Amount hereunder on the Closing Date, the Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lender, as the case may be.

ARTICLE V.

AFFIRMATIVE COVENANTS

From the Closing Date until the date on which the Available Amount has expired or terminated and the principal of and interest on each Draw and all fees, expenses and other amounts payable under any Draw Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), the Borrower hereby covenants and agrees with the Lender that:

Section 5.01 Financial Statements and Other Reports. The Borrower will deliver to the Lender:

(a) Quarterly Financial Statements. Whether or not required by the SEC, on the date on which the Quarterly Report on Form 10-Q of the Borrower for each ~~Fiscal Quarter~~of the first three Fiscal Quarters of any Fiscal Year would be required to be filed under the rules and regulations of the SEC (as in effect on the Closing Date), the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto, which shall be accompanied (to the extent required to be delivered to holders of any Existing Senior Notes pursuant to any Existing Senior Notes Indenture) by a customary management’s discussion and analysis of financial condition and results of operation;

(b) Annual Financial Statements. Whether or not required by the SEC, on the date on which the Annual Report on Form 10-K of the Borrower for each Fiscal Year would be required to be filed under the rules and regulations of the SEC (as in effect on the Closing Date), (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income or operations, stockholders’ equity and cash flows of the Borrower for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year, (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report shall not be subject to (x) a “going concern” qualification (except as resulting from (A) the impending maturity of any Indebtedness, (B) the breach or anticipated breach of any financial covenant and/or (C) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) but may include a “going concern” explanatory paragraph or like statement, (y) a qualification as to the scope of such audit or (z) an emphasis of matter paragraph or like statement), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP and (iii) to the extent required to be delivered to holders of any Existing Senior Notes pursuant to any Existing Senior Notes Indenture, a customary management’s discussion and analysis of financial condition and results of operation;

(c) Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate and (ii) if Citizens is not an Existing Senior Credit Agreement Lender at such time, (A) a summary of the pro forma adjustments (if any) necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Borrower ~~as a Restricted Subsidiary or~~that is an Unrestricted Subsidiary as of the last day of the Fiscal Quarter covered by such Compliance Certificate or confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list delivered pursuant to clause (ii)(B) above;

(d) [Reserved];

(e) Notice of Default. (x) Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) any Default or Event of Default (it being understood that any delivery of a notice of Default shall automatically cure any Default or Event of Default then existing with respect to any failure to deliver such notice (but not the underlying Default or Event of Default) in each case, unless a Responsible Officer of the Borrower had knowledge that such Default or

Event of Default had occurred and was continuing) or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto and (y) if and to the extent Citizens is not at such time an Existing Senior Credit Agreement Lender, promptly upon delivery to the administrative agent under the Existing Senior Credit Agreement, any notice of default or an event of default occurring thereunder;

(f) Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Lender, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Draw Parties to enable the Lender to evaluate such matters;

(g) [Reserved];

(h) [Reserved];

(i) Information Regarding Collateral. Prompt (and, in any event, within 90 days of the relevant change) written notice of any change (i) in any Draw Party’s legal name, (ii) in any Draw Party’s type of organization, or (iii) in any Draw Party’s jurisdiction of organization, in each case, to the extent such information is necessary to enable the Lender to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Draw Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j) [Reserved];

(k) Certain Reports. Promptly (i) upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Draw Document, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or its applicable Specified Parent Company may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and (ii) after the receipt thereof by any Draw Party, its applicable Specified Parent Company or any of its subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or other inquiry by such agency regarding financial or other operational results of any Draw Party, its applicable Specified Parent Company or any of its subsidiaries; and

(l) Other Information. Such other reports and information (financial or otherwise) as the Lender may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries; provided, however, that none of the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)).

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto at https://investors.shift4.com (or such other web address as may be designated by the Borrower from time to time upon notice to the Lender); provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Lender of the posting of any such documents at https://investors.shift4.com (or such other web address as may be designated by the Borrower from time to time upon notice to the Lender) and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Lender; (iii) on which such documents are faxed to the Lender (or electronically mailed to an address provided by the Lender); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) above in respect of information filed by the Borrower or its applicable Specified Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q Reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may instead be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of any Specified Parent Company or (B) any Specified Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Lender; provided that, with respect to each of clauses (A) and (B), (i) to the extent (1) such financial statements relate to any Specified Parent Company and (2) either (I) such Specified Parent Company (or any other Specified Parent Company that is a subsidiary of such Specified Parent Company) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Specified Parent Company’s ownership of the Borrower and its subsidiaries) or (II) there are material differences (other than with respect to stockholders’ and/or members’ equity) between the financial statements of such Specified Parent Company and its consolidated subsidiaries, on the one hand, and the Borrower and its consolidated subsidiaries, on the other hand, such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences (other than with respect to stockholders’ and/or members’ equity) between the information relating to such Specified Parent Company and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Additionally, notwithstanding the foregoing, so long as Citizens is an Existing Senior Credit Agreement Lender, the obligations in the foregoing paragraphs (a), (b), (f), (g) and (k) of this Section 5.01 shall be deemed to have been satisfied upon the delivery (or deemed delivery) of such financial statements, documents, notices, reports or information, as applicable, to the Existing Senior Credit Agreement Agent under the Existing Senior Credit Agreement.

No financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall be required to include acquisition accounting adjustments relating to any Investment to the extent it is not practicable to include any such adjustments in such financial statement.

Section 5.02 Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and the Borrower will cause each of its Domestic Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of the Borrower’s Domestic Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lender.

Section 5.03 Payment of Taxes. The Borrower will, and the Borrower will cause each of its Domestic Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04 [Reserved].

Section 5.05 Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Borrower and its Domestic Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

Section 5.06 Inspections. If and solely to the extent Citizens is not an Existing Senior Credit Agreement Lender, the Borrower will, and will cause each of its Domestic Subsidiaries to, permit any authorized representative designated by the Lender to visit and inspect any of the properties of the Borrower and any of its Domestic Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion) at the expense of the Borrower, all upon reasonable notice and at reasonable times during normal business hours; provided that (a) [reserved] and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, the Lender shall not exercise such rights more often than one time during any calendar year; provided, further, that when an Event of Default exists, the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice; provided, further, that notwithstanding anything to the contrary herein, neither the Borrower nor any Domestic Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its subsidiaries and/or any of its customers and/or suppliers, (B) in respect of which disclosure to the Lender (or any of its respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which the Borrower or any Domestic Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

Section 5.07 Maintenance of Book and Records. The Borrower will, and will cause its Domestic Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Domestic Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08 Compliance with Laws. The Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including OFAC, the USA PATRIOT Act and the FCPA), except to the extent the failure of the Borrower or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect; provided that the requirements set forth in this Section 5.08, as they pertain to compliance by any Foreign Subsidiary with OFAC, the USA PATRIOT ACT and the FCPA are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary in its relevant local jurisdiction.

Section 5.09 [Reserved].

Section 5.10 [Reserved].

Section 5.11 Use of Proceeds. The proceeds of the Draws will be used solely to (i) fund payment of Interchange Fees and related obligations to Merchants arising in the ordinary course of business with respect to transactions consummated pursuant to Merchant Agreements, and (ii) for regulatory settlement requirements of the Borrower and its Restricted Subsidiaries.

Section 5.12 Covenant to Guarantee Obligations and Provide Security.

(a) On or before the date that is 45 days (or such longer period as the Lender may reasonably agree in writing) after the date any Restricted Subsidiary satisfies the Guarantor Condition after the Closing Date (including after the formation or acquisition of such Subsidiary or as a result of such Subsidiary no longer being an Unrestricted Subsidiary pursuant to the last sentence of the definition thereof), the Borrower shall (A) cause such Restricted Subsidiary to comply with the requirements set forth in the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Lender, cause the relevant Restricted Subsidiary to deliver to the Lender a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Lender.

(b) In the event the Collateral ceases to constitute “Excluded Assets” under and as defined in the Existing Senior Credit Agreement (notwithstanding the definition of “Existing Senior Credit Agreement herein, as amended, restated or modified at any time with or without the consent of the Lender) or otherwise becomes subject to any Lien not permitted under Section 6.02 hereof, the Borrower will take such actions as shall be necessary to cause the holder of such unpermitted Lien to enter into an intercreditor agreement (the “Intercreditor Agreement”) with the Lender which shall establish the Lender’s Lien in the Collateral as a first priority lien senior to the lien of such holder and shall otherwise be in a form reasonably acceptable to the Lender.

(c) Notwithstanding anything to the contrary set forth herein, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, permit any Unrestricted Subsidiary or Foreign Subsidiary to own any Collateral.

(d) Notwithstanding anything to the contrary set forth herein or in any other Draw Document, it is understood and agreed that control agreements shall not be required with respect to the Collateral.

Section 5.13 [Reserved].

Section 5.14 Further Assurances. Promptly upon request of the Lender and subject to the limitations described in Section 5.12:

(a) The Borrower will, and will cause each other Draw Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable Requirements of Law and which the Lender may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Draw Parties.

(b) The Borrower will, and will cause each other Draw Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Lender may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.

Section 5.15 Merchant Fees. Borrower and each other Draw Party shall (i) cause all amounts in respect of the Merchant Accounts Receivable (which are owed to the Borrower or a subsidiary of the Borrower by Merchants who have entered into a Merchant Agreement with Citizens and the Borrower) to be paid directly to the Settlement Account with Citizens for such purpose and (ii) to the extent required by Section 2.11(b), prepay the Draws or otherwise cause deposits to be made into the Settlement Account with Citizens to the extent necessary to ensure that the aggregate outstanding principal amount of all Draws does not exceed the Maximum Available Amount.

ARTICLE VI.

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lender that:

Section 6.01 [Reserved].

Section 6.02 Liens. The Borrower shall not, nor shall it permit any of its Domestic Subsidiaries to, create, incur, assume or permit or suffer to exist (unless permitted by the Lender) any Lien on or with respect to the Collateral owned by it, whether now owned or hereafter acquired, except:

(a) Liens securing the Obligations;

(b) Liens securing the Sponsorship Agreement or any other Processing Provider Agreement with Citizens;

(c) Liens for Taxes which (i) are not then due, (ii) if due, are not at such time required to be paid pursuant to Section 5.03 or (iii) are being contested in accordance with Section 5.03; and

(d) (I) Liens in favor of Citizens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (II) Liens in favor of Citizens encumbering reasonable customary initial deposits and margin deposits, (III) bankers Liens and rights and remedies as to Deposit Accounts in favor of Citizens, (IV) Liens of a collection bank in favor of Citizens arising under Section 4-210 of the UCC on items in the ordinary course of business, (V) Liens in favor of Citizens arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, and (VI) any general banking Lien in favor of Citizens over any bank account arising in the ordinary course of business.

Section 6.03 [Reserved].

Section 6.04 Restricted Payments.

At any time when an Event of Default exists, the Borrower shall not pay or make, directly or indirectly, any Restricted Payment with assets constituting Collateral or with the proceeds of the Draws.

Section 6.05 Burdensome Agreements. Except as provided herein or in any other Draw Document or in the Sponsorship Agreement, the Borrower shall not, nor shall it permit any of its Domestic Subsidiaries to, enter into or cause to exist any agreement (any such agreement, a “Burdensome Agreement”) restricting the ability of (x) any Domestic Subsidiary of the Borrower that is not a Draw Party to pay dividends or other distributions to the Borrower or any Draw Party, (y) any Domestic Subsidiary that is not a Draw Party to make cash loans or advances to the Borrower or any Draw Party or (z) any Draw Party to create, permit or grant a Lien on the Collateral to secure the Obligations, except the Borrower and its Domestic Subsidiaries may enter into or cause to exist Burdensome Agreements permitted by Section 6.05 of the Existing Senior Credit Agreement.

Section 6.06 [Reserved].

Section 6.07 Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Domestic Subsidiaries to:

 (I) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), except:

(a) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Lender and (z) except as the Lender may otherwise agree, each Subsidiary Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Draw Guaranty and the other Draw Documents, it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Draw Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (A) the Borrower or a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Lender or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06 of the Existing Senior Credit Agreement; provided that, in the case of clauses (i) and (ii), after giving effect to any such merger, consolidation or amalgamation resulting in a Successor Borrower or involving a Subsidiary Guarantor, in the good faith determination of the Borrower, neither the Draw Guarantee, taken as a whole, nor the security interest of the Lender in the Collateral, taken as a whole, is materially impaired;

(b) (i) the liquidation or dissolution of any Domestic Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lender and the Borrower or any Domestic Subsidiary receives any assets of the relevant dissolved or liquidated Domestic Subsidiary; provided that in the case of any liquidation or dissolution of any Draw Party that results in a distribution of assets to any Domestic Subsidiary that is not a Draw Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) of Section 6.06 of the Existing Senior Credit Agreement), (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under Section 6.07 (II) or (B) any Investment permitted under the Existing Senior Credit Agreement and (iii) the conversion of the Borrower or any Domestic Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Draw Guaranty or the Collateral;

(c) any restructuring transactions entered into in connection with, or in preparation for, the Initial Public Offering;

(d) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S.; and

(e) Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law; or

 (II) make any Disposition of any assets constituting Collateral other than Dispositions expressly provided for or permitted to be made under the Sponsorship Agreement.

Section 6.08 [Reserved].

Section 6.09 [Reserved].

Section 6.10 [Reserved].

Section 6.11 Amendments or Waivers of Certain Documents. The Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Lender (in its capacity as such), taken as a whole, without obtaining the prior written consent of the Lender; provided that, for purposes of clarity, it is understood and agreed that the Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

Section 6.12 [Reserved].

Section 6.13 Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31; provided that the Borrower may, upon written notice to the Lender, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Lender will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

ARTICLE VII.

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Draw when due, in each case whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise (other than the Clean-Down Requirement); (ii) any mandatory prepayment pursuant to the Clean-Down Requirement within one Business Day after the date due, or (iii) any interest on any Draw or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Breach or default by the Borrower or any of its Restricted Subsidiaries with respect to any term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount, (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Draw Party or any Restricted Subsidiary) or (C) the Existing Senior Credit Agreement, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be or (ii) the Borrower or any Draw Party or Restricted Subsidiary fails to observe, perform or comply with any material term of the Sponsorship Agreement in any material respect, in each case, beyond the expiration of any applicable grace or cure periods therefor, and such failure results in a material breach of the terms thereof by the Borrower, such Draw Party or Restricted Subsidiary; provided that (1) clause (i) of this paragraph (b) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder, (2) any acceleration described under clause (i) above (other than with respect to any an acceleration under the Existing Senior Credit Agreement as a result of such a breach that, in the good faith judgment of the Lender, adversely and disproportionately affects the Settlement Line Facility in any material respect (including, for the avoidance of doubt, an adverse effect on Citizen’s processing or operating activities under the Sponsorship Agreement or otherwise, the Clean-Down Requirement, or payments of the Obligations hereunder)) is not rescinded by the holders of such Indebtedness prior to any termination of the Available Amount or acceleration of the Draws pursuant to Article VII and (3) any breach described under clause (ii) above is unremedied and is not waived under the Sponsorship Agreement prior to any termination of the Available Amount or acceleration of the Draws pursuant to Article VII; or

(c) Breach of Certain Covenants. Failure of any Draw Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i) (provided that any Event of Default arising from a failure to deliver any notice of Default or Event of Default shall automatically be deemed to have been cured (and no longer continuing) immediately upon the earlier to occur of (x) the delivery of notice of the relevant Default or Event of Default and (y) the cessation of the existence of the underlying Default or Event of Default), in either case unless a Responsible Officer of the Borrower (1) had knowledge of the underlying Default or Event of Default and (2) was aware that delivery of such notice was required), Section 5.02 (as it applies to the preservation of the existence of the Borrower), or Article VI; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Draw Party in any Draw Document or in any certificate required to be delivered in connection herewith or therewith being untrue in any material respect as of the date made or deemed made; it being understood and agreed that any breach of any representation, warranty or certification resulting from the failure of the Lender to file any Uniform Commercial Code financing statement, amendment and/or continuation statement and/or to maintain control of any Collateral shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Draw Document; or

(e) Other Defaults Under Draw Documents. Default by any Draw Party in the performance of or compliance with any term that is contained herein or any of the other Draw Documents, other than any such term referred to in any other Section of this Article VII, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Lender; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect any Draw Party in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case against any Draw Party under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over any Draw Party, or over all or a material part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of any Draw Party for all or a material part of its property, which remains, in any case under this clause (f), undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against any Draw Party of an order for relief, the commencement by any Draw Party of a voluntary case under any Debtor Relief Law, or the consent by any Draw Party to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any Draw Party to the appointment of or taking possession by a receiver, receiver and manager, insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other like official for or in respect of itself or for all or a material part of its property; (ii) the making by any Draw Party of a general assignment for the benefit of creditors; or (iii) the admission by any Draw Party in writing of their inability to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; or

(i) [Reserved]; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Draw Documents. At any time after the execution and delivery thereof, (i) any material Draw Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Draw Guarantor shall repudiate in writing its obligations thereunder (in each case, other than as a result of the discharge of such Draw Guarantor in accordance with the terms thereof and other than as a result of any act or omission by the Lender), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than solely by reason of (w) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Collateral Documents, this Agreement or otherwise, (x) the failure of the Lender to file Uniform Commercial Code continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination

Date or any other termination of such Collateral Document in accordance with the terms thereof), or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Draw Party shall contest in writing, the validity or enforceability of any material provision of any Draw Document (or any Lien purported to be created by the Collateral Documents or any Draw Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Draw Document in accordance with the terms thereof), including with respect to future advances by the Lender, under any Draw Document to which it is a party; it being understood and agreed that the failure of the Lender to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Draw Document; or

(l) Subordination. The Obligations ceasing or the assertion in writing by any Draw Party that the Obligations cease to constitute senior indebtedness under the Intercreditor Agreement, if any, or any subordination provision in the Intercreditor Agreement being invalidated by a court of competent jurisdiction in a final non-appealable order, or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto, then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article VII), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Available Amount, and thereupon the Available Amount shall terminate immediately and (ii) declare the Draws then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Draws so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article VII, any such Available Amount shall automatically terminate and the principal of the Draws then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case, without further action of the Lender. Upon the occurrence and during the continuance of an Event of Default, the Lender may exercise any rights and remedies provided to the Lender under the Draw Documents or at law or equity, including all remedies provided under the UCC. Substantially simultaneously with, or prior to, taking any of the actions set forth in this paragraph, the Lender shall deliver a notice of Event of Default or acceleration, as applicable, to the Borrower; provided that the failure to give any such notice shall not affect the enforceability of such actions. For the avoidance of doubt, unless an Event of Default has occurred and is continuing, the Lender agrees that it shall not take any of the actions described in Section 7.01 or bring any other action or proceeding under the Draw Documents or with respect to the Obligations.

Section 7.02 Continuing Defaults; Cures; Qualifications.

(a) Continuing Defaults. With respect to any Default or Event of Default, the words “exists,” “continuing” and similar expressions with respect thereto shall mean that such Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default (other than an Event of Default under Section 7.01(a), (f) or (g)) occurs due to:

(i) the failure by the Borrower or any Restricted Subsidiary to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the Borrower or such Restricted Subsidiary, as applicable, takes such action, or

(ii) the taking of any action by the Borrower or any Restricted Subsidiary that is not then permitted by the terms of this Agreement or any other Draw Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (1) the date on which such action would have been permitted under this Agreement and the other Draw Documents if such action had been taken at such time or (2) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to have been permitted by this Agreement and the other Draw Documents.

(b) Related Defaults and Events of Default. If any Default or Event of Default occurs that is subsequently cured or waived (a “Cured or Waived Default”), any other Default or Event of Default (other than an Event of Default under Section 7.01(a), (f) or (g)) resulting from or relating to the Cured or Waived Default (including any Default or Event of Default arising in connection with the making or deemed making of any representation or warranty, a failure to provide notice, the taking of any action (or the failure to take any action) by the Borrower or any Restricted Subsidiary, or the circumstances giving rise to the Cured or Waived Default), in each case, which subsequent Default or Event of Default would not have arisen had the Cured or Waived Default or such circumstances not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure or waiver of the Cured or Waived Default.

(c) Administrative Errors and Delays. The failure by the Borrower or a Restricted Subsidiary to pay, when and as required to be paid pursuant to the terms of the Draw Documents, any amount of principal, interest, fee or other amount will not result in a Default or Event of Default if such failure to pay is the result of an administrative or billing error by the Lender or a technical error or delay in the transmission of funds or a market disruption event and, in each case, such payment is made within three (3) Business Days of the discovery of such administrative or billing error or technical error or such market disruption event being cured.

ARTICLE VIII.

[RESERVED]

ARTICLE IX.

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email or other electronic communication, to the address, facsimile number, email address or telephone number specified for such Person on Schedule 9.01.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Lender. The Lender or the Borrower (on behalf of any Draw Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto.

(d) [Reserved].

(e) Draw Documents may be transmitted and/or signed by facsimile or other electronic communication approved by the Lender. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all Draw Parties and the Lender. The words “execution,” “signed,” “signature,” and words of like import in any Draw Documents shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Lender in exercising any right or power hereunder or under any other Draw Document shall operate as a waiver thereof except as provided herein or in any Draw Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under any other Draw Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Draw Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, the making of any Draw shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to this Section 9.02(b), neither this Agreement nor any other Draw Document nor any provision hereof or thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender; provided that, notwithstanding the foregoing, so long as Citizens is a party to the Existing Senior Credit Agreement:

(i) the Lender shall be deemed to have consented to any waiver, amendment or modification to this Agreement or any other Draw Document or any provision hereof or thereof, to the extent that (x) Citizens has approved or otherwise consented to an analogous waiver, amendment or modification that has been obtained under the Existing Senior Credit Agreement or other Existing Senior Credit Agreement Loan Document, as applicable, or (y) an analogous waiver, amendment or modification has been obtained under the Existing Senior Credit Agreement or any other Existing Senior Credit Agreement Loan Document, which waiver, amendment or modification did not require the consent of any Existing Senior Credit Agreement Lender; and

(ii) the Lender shall not unreasonably withhold, delay or condition its consent to any other waiver, amendment or modification to this Agreement or any other Draw Document or any provision hereof or thereof, to the extent that an analogous waiver, amendment or modification has been obtained under Existing Senior Credit Agreement or any other Existing Senior Credit Agreement Loan Document provided further that clauses (i)(x) and (ii) of the proviso above shall not apply to any such waiver, amendment or modification under the Existing Senior Credit Agreement or other Existing Senior Credit Agreement Loan Document, solely to the extent that (x) such waiver, amendment or modification adversely and disproportionately affects the Settlement Line Facility in any material respect relative to the Existing Senior Credit Facilities, as reasonably determined by the Lender in good faith and (y) the Lender provides written notice of such determination to the Borrower (for avoidance of doubt, any waiver, amendment or modification which (A) adversely affects Citizens’ settlement, sponsorship, or other processing support services with the Draw Parties under the Sponsorship Agreement or (B) restricts the Borrower’s ability to make any mandatory prepayment pursuant to the Clean-Down Requirement or any other payment of the Obligations, in each case, when due and payable hereunder, shall be deemed adverse to the Settlement Line Facility in a material respect).

Section 9.03 Expenses; Indemnity.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the preparation, execution, delivery and administration of the Draw Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Draw Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided in a separate writing between the Borrower and the Lender) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Lender or any of its Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Draw Documents, including their respective rights under this Section, or in connection with the Draws made hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Draw Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and/or the enforcement of the Draw Documents, (ii) the use of the proceeds of the Draws, (iii) [reserved] and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Draw Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Draw Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee that does not involve any act or omission of the Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c) The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04 Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement shall assert, and each hereby waives (on behalf of itself and its Related Parties), any claim against any other party hereto, any Draw Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Draw or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) the Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i) Subject to the conditions set forth in paragraph (b)(ii) below, the Lender may assign to an Eligible Assignee all (but no less than all) of its rights and obligations under this Agreement upon five Business Days’ prior written notice to the Borrower;

(ii) Assignments shall be subject to the following additional conditions:

(A)	the parties to each assignment shall execute and deliver to the Borrower an Assignment and Assumption; and

(B)	the relevant Eligible Assignee, shall deliver on or prior to the effective date of such assignment, to the Borrower any Internal Revenue Service form required under Section 2.17.

(iii) From and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13).

(iv) The Lender (and its assignees), acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the name and address of the Lender and its successors and assigns, and the Available Amount of, and principal amount of and interest on the Draws owing to, the Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Draws. The entries in the Register shall be conclusive, absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. The Lender (and its assignees) shall promptly record the information contained in each Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(v) [Reserved].

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its Available Amount, and the outstanding balances of its Draws, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Draw Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Draw Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) the assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement (if applicable), together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) the assignee will independently and without reliance upon the assigning Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) [reserved]; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) [Reserved].

(d) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any natural person) to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over the Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 9.06 [Reserved].

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Draw Documents, the Intercreditor Agreement (if any) and any separate letter agreements with respect to fees payable to the Lender constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Lender and when the Lender has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. To the extent permitted by applicable Requirements of Law, any provision of any Draw Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. At any time when an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Lender to or for the credit or the account of any Draw Party against any of and all the Obligations held by the Lender, irrespective of whether or not the Lender shall have made any demand under the Draw Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of the Lender different than the branch or office holding such deposit or obligation on such Indebtedness. The Lender shall promptly notify the Borrower of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER DRAW DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER DRAW DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER DRAW DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER DRAW DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY DRAW DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE LENDER RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY DRAW PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DRAW DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY DRAW DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER DRAW DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER DRAW DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. The Lender agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and its Affiliates’ members, partners, directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Lender)

in accordance with market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of, or any prospective Eligible Assignee of, any of its rights or obligations under this Agreement (in each case other than any Person to whom you have, at the time of disclosure, affirmatively declined to consent to any assignment), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which the Borrower is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed, (x) to Moody’s or Fitch on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (y) [reserved] and (z) market data collectors and service providers to the Lender customarily used in the lending industry in connection with the administration and management of this Agreement and the Draw Documents in accordance with its customary practice, (f) with the prior written consent of the Borrower and (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives. For purposes of this Section, “Confidential Information” means all information relating to the Borrower and/or any of its subsidiaries and their respective businesses or the Closing Date Transactions (including any information obtained by the Lender or any of its Affiliates or Representatives, based on a review of any books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the ~~date hereof~~Closing Date) other than any such information that is publicly available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries.

Section 9.14 No Fiduciary Duty. The Lender and its Affiliates (collectively, solely for purposes of this paragraph, the “Lender”), may have economic interests that conflict with those of the Draw Parties, their stockholders and/or their respective affiliates. Each Draw Party agrees that nothing in the Draw Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender, on the one hand, and such Draw Party, its respective stockholders or its respective affiliates, on the other. Each Draw Party acknowledges and agrees that: (i) the transactions contemplated by the Draw Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender, on the one hand, and the Draw Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Draw Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Lender has advised, is currently advising or will advise any Draw Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Draw Party except the obligations expressly set forth in the Draw Documents and (y) the Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Draw Party, its respective management, stockholders, creditors or any other Person. To the fullest extent permitted by applicable Requirements of Law, each Draw Party waives any claim that it may have against the Lender with respect to any breach or alleged breach of fiduciary duty arising solely by virtue of this Agreement. Each Draw Party acknowledges and agrees that such Draw Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15 [Reserved].

Section 9.16 USA PATRIOT Act; Beneficial Ownership Regulation. The Lender hereby notifies the Draw Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Draw Party, which information includes the name and address of such Draw Party and other information that will allow the Lender to identify such Draw Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.17 [Reserved].

Section 9.18 [Reserved].

Section 9.19 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Draw, together with all fees, charges and other amounts which are treated as interest on such Draw under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Draw hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Draw but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to the Lender in respect of other Draws or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by the Lender.

Section 9.20 [Reserved].

Section 9.21 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Draw Document, in the event of any conflict or inconsistency between this Agreement and any other Draw Document, the terms of this Agreement shall govern and control.

Section 9.22 Release of Subsidiary Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Draw Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (so long as the Guarantor Condition is not satisfied at such time) and/or (ii) upon the occurrence of the Termination Date and (b) any Subsidiary Guarantor that no longer satisfies the Guarantor Condition shall be released by the Lender promptly following the request therefor by the Borrower. In connection with any such release, the Lender shall promptly execute and deliver to the relevant Draw Party, at such Person’s expense, all documents that such Person shall reasonably request to evidence termination or release; provided, that upon the request of the Lender, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Lender (other than as to the Lender’s authority to execute and deliver such documents).

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